Exhibit 99.5

STOCK PLEDGE AGREEMENT

THIS STOCK PLEDGE AGREEMENT (the "Agreement") is made and entered into on this 18th day of November, 2011, by and between Yang H. Park, (the "Pledgor"), an individual shareholder of Lexon Technologies, Inc., which is a Delaware corporation (the "Corporation"), and Liveplex Co, Ltd., a Korean corporation (the "Pledgee").

WITNESSETH:

WHEREAS, the Pledgor is a shareholder of the Corporation, and Pledger owns 11,886 shares of the common stock of the Corporation (the "Pledged Shares").; and

WHEREAS, the Pledgee and the Corporation shall enter into the Subscription Agreement of even date herewith (the “Subscription Agreement”), and the Pledgee shall purchase 6,000,000 shares of ordinary common stock of the Corporation;

WHEREAS, to induce the Subscriber to enter into the transaction contemplated by the Subscription Agreement, the Pledgor shall enter into an Inducement Agreement of even date herewith (the “Inducement Agreement”) in substantially the same form as “Exhibit A,” and the Pledgor has agreed to irrevocably pledge to the Pledgee the Pledged Shares, which Pledged Shares are beneficially owned by the Pledgor in accordance with this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants, agreements, warranties, and representations herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Pledgor and Pledgee hereby agree as follows:

1.           Pledge.  As security for the due and punctual payment of all amounts due and payable pursuant to the Inducement Agreement and all other amounts payable by the Pledgor to the Pledgee hereunder or under any other contract, the Pledgor hereby pledges, hypothecates, assigns, transfers, sets over and grants to the Pledgee, its successors and assigns a security interest in and lien upon all of the Pledgor's right, title and interest in and to the Pledged Shares.  Concurrently herewith, the Pledgor has delivered to the Pledgee the Pledged Shares issued in the name of the Pledgor, together with attached stock powers duly endorsed in blank.  Said certificates and the Pledged Shares shall be held and disposed of by the Pledgee in accordance with the terms and conditions of this Agreement.  The Pledgee is hereby authorized with respect to the Pledged Shares, whether or not there has been any default in the payment or the performance of any obligation secured by the Pledged Shares, to indorse the Pledged Shares in the name of the Pledgor and cause any part or all of the Pledged Shares to be transferred of record into the Pledgee's name or the name of its nominee.  During the term of the pledge made hereunder, any additional shares of stock, rights, warrants, securities or other property issued or distributed upon or in respect of any of the Pledged Shares, including any and all such property issued or distributed as the result of any stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, exchanges or substitutions or other distribution, whether in liquidation or otherwise, shall be immediately pledged, delivered, paid and set over by the Pledgor to the Pledgee hereunder as additional collateral and shall constitute Pledged Shares for purposes of this Agreement.  Pledgor's delivery of such additional shares of stock, rights, warrants, securities and other property shall be deemed to constitute the delivery and pledge thereof to the Pledgee pursuant to this Agreement.

2.           Representations, Warranties and Covenants.  The Pledgor represents warrants and agrees as follows:

(a)         The Pledged Shares have been duly authorized and validly issued and are fully paid and nonassessable.

(b)         The Pledgor is, and at all times during the term of the pledge made hereunder will be, the legal and beneficial owner of the Pledged Shares free and clear of any lien, security interest, option or other charge or encumbrance, except for the security interest created by this Agreement, and the Pledgor will warrant and defend the title thereto, and the lien created by this Agreement thereon, against all claims of all persons, and will maintain and preserve such lien.

(c)         The Pledged Shares constitute 0.12% of all of the issued and outstanding shares of stock of the issuer thereof.

(d)         The Pledgor has the unrestricted right, power and authority to execute this Agreement, to perform the Pledgor's obligations hereunder and to transfer and create a security interest in the Pledged Shares in the manner and for the purpose contemplated hereby.

(e)         The pledge and delivery of the Pledged Shares pursuant to this Agreement create a valid and perfected first priority security interest in the Pledged Shares in favor of the Pledgee.

3.           Events of Default.  The occurrence of any one or more of the following events shall constitute a default hereunder (each an "Event of Default"):

(a)         the Pledgor's default in the performance of any of the terms, agreements or covenants of this Agreement, the Subscription Agreement or the Inducement Agreement; or

(b)         all of the Corporations liabilities of any nature whatsoever, whether known or unknown, fixed or contingent, at the time of execution of the Subscription Agreement or at the Closing (as defined in the Subscription Agreement), are reasonably determined to be in excess of $150,000.00; or

(c)         any representation, warranty, or certification made by the Pledgor, Corporation, or Paragon in this Agreement, the Subscription Agreement or in the Inducement Agreement, or any other representation or warranty made or furnished to the Pledgee  proves to have been incorrect in any material respect when made and remains material and uncured at the time in question; or

(d)         [Intentionally omitted]

(e)         the making of any general assignment for the benefit of creditors by the Pledgor or the commencement by the Pledgor of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or

(f)          the appointment of a receiver, trustee or other similar official for all or substantially all of the Pledgor's property or assets, or the filing of a bankruptcy petition against the Pledgor in a court of competent jurisdiction that commences an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which appointment or petition is not contested by the Pledgor, or which appointment or petition is not removed or dismissed within sixty (60) days; or

(g)         acceleration of the maturity of any liability or obligation of the Pledgor to anyone other than the Pledgee; or

(h)         loss, theft, damage, destruction or danger of misuse or confiscation of any material part of the Pledged Shares, the making of any levy, seizure or attachment of or on the Pledged Shares or any portion thereof, or the issuance of any injunction with respect to the use or sale of the Pledged Shares or any portion thereof; or

(i)          service of any warrant of attachment or garnishment or the making or issuance of any lien, levy or similar process on or with respect to the Pledgor which has a material adverse effect on the Pledgee and which remains in effect for, or is not removed, dismissed or vacated within, thirty (30) days; or

(j)          failure by the Pledgor to satisfy any final judgment, decree or order against the Pledgor which has not been stayed or appealed within thirty (30) days after the entry thereof; or

(k)         the Pledgee determines that any of the obligations of the Pledgor to the Pledgee secured hereby are inadequately secured and that the prospect of the payment or performance of any of such obligations is impaired.

4.           Dividends and Voting Rights.  So long as no Event of Default shall have occurred and be continuing, the Pledgor shall be entitled (a) to receive any and all cash dividends declared and paid in respect of the Pledged Shares (other than liquidating dividends) and (b) to exercise any and all voting and other consensual rights in respect thereof; provided, however, that no vote shall be cast or consent, waiver or ratification given, or action taken, which would be inconsistent with or violate the terms of this Agreement or of any of the obligations or instruments evidencing or relating to this Agreement or the Inducement Agreement.  The Pledgor shall give the Pledgee at least ten days prior written notice of the manner in which it intends to exercise any such right or the reasons for refraining from exercising such right.  So long as no Event of Default shall have occurred and be continuing, if the Pledged Shares or any part thereof shall have been transferred into the name of the Pledgee or its nominee, upon the written request of the Pledgor, the Pledgee or its nominee shall execute and deliver to the Pledgor appropriate powers of attorney or proxies to vote the Pledged Shares.

5.           The Pledgee's Remedies Upon Default.

(a)         If any Event of Default shall have occurred, the Pledgee may do any one or more of the following in such order as it may elect:

(i)          cause any or all of the Pledged Shares to be transferred into its name or that of its nominee and obtain registration of such transfer or transfers, without thereby effecting a  foreclosure of the pledge evidenced hereby or relieving itself of its obligations under Part 5 of Article Nine of the Uniform Commercial Code as enacted in the State of California, the Pledgor hereby irrevocably constituting and appointing the Pledgee and any nominee of the Pledgee the attorney-in-fact of the Pledgor for such purpose, with full power of substitution;

(ii)         vote any or all of the Pledged Shares or revoke any or all proxies or powers of attorney given to the Pledgor and give any or all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof, the Pledgor hereby irrevocably constituting and appointing the Pledgee and any nominee of the Pledgee the proxy and attorney-in-fact of the Pledgor for such purpose, with full power of substitution;

(iii)        receive all dividends and all other distributions of any kind on any or all of the Pledged Shares; and

(iv)        sell, assign and deliver, at any time or from time to time, in one or more lots, any or all of the Pledged Shares, at any private or public sale, for cash, for credit or for other property, for immediate or future delivery, and for such price or prices and on such terms as the Pledgee, in its sole discretion, may determine, the Pledgor hereby waiving and releasing any and all rights or equity of redemption which it otherwise might have either before or after sale hereunder.  Any notification required by law to be given in connection with any sale shall conclusively be deemed reasonable if given not less than ten (10) days prior to the time of any public sale or the time after which any private sale is to be made.  The Pledgee, if permitted by law, may bid for and purchase all or any part of the Pledged Shares so sold free from any such right or equity of redemption.  For the purpose hereof, any agreement to sell all or any part of the Pledged Shares shall be treated as a sale thereof, the Pledgee shall be free to carry out such sale pursuant to such agreement and the Pledgor shall not be entitled to the return of any of the Pledged Shares subject thereto, notwithstanding that, subsequent to the Pledgee's entering into such an agreement, the Pledgor may have cured all Events of Default.

(b)         The proceeds of any sale hereunder of the Pledged Shares and any moneys held by the Pledgee pursuant to this Agreement shall be applied first to the payment of all costs and expenses of collection, sale and delivery, including reasonable attorneys' fees and expenses in connection therewith, whether or not involving a case or proceeding before a federal or state court, and next to such of the obligations of the Pledgor to the Pledgee secured hereby in such order as the Pledgee may in its sole discretion determine.  The balance, if any, of such proceeds and moneys shall be paid to the Pledgor or such other person or persons as may legally be entitled thereto.  If the proceeds of such sale are insufficient to pay such costs and expenses and to satisfy such obligations of the Pledgor, the Pledgor shall remain liable for such deficiency.

6.           Other Rights and Remedies.  The rights and remedies afforded to the Pledgee hereunder shall be cumulative and in addition to and not in limitation of any rights and remedies which the Pledgee may have under applicable law, including the Uniform Commercial Code.  The exercise or partial exercise of any right or remedy of the Pledgee hereunder or under applicable law shall not preclude or prejudice the further exercise of that right or remedy or the exercise of any other right or remedy of the Pledgee.

7.           Waiver.  No delay or omission on the part of the Pledgee in exercising any right hereunder shall operate as a waiver of such right or any other right hereunder or under any instrument or agreement evidencing or relating to any of the obligations secured hereby.  A waiver on any one occasion shall not be construed as a bar or waiver of any right or remedy on any future occasion.

8.           Return of Pledged Shares.  On  July 17, 2012 or 8 months after the Closing, whichever is later (the “Return Date”), the Pledgee shall return to the Pledgor the certificates representing the Pledged Shares, whereupon any and all rights of the Pledgee in the Pledged Shares shall be terminated.  However, notwithstanding the foregoing and anything herein to the contrary, if the Pledgee at its sole discretion determines, prior to the Return Date, that the Corporation’s total liabilities of whatever nature, whether fixed or contingent, at the time of execution of the Subscription Agreement or at the Closing exceeds $150,000 as set forth in Section 4.03(c) of the Subscription Agreement, the rights, powers and remedies of the Pledgee provided for in this Agreement shall continue in effect indefinitely until all obligations due to the Pledgee under the Inducement Agreement are fully paid.

9.           Reasonable Care.  The Pledgee shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Shares in its possession if the Pledged Shares are accorded treatment substantially the same as that which the Pledgee accords its own property; provided, however, that the Pledgee shall have no obligation to (a) ascertain or take action  with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Shares, whether or not the Pledgee has or is deemed to have knowledge of such matters, or (b) take any necessary steps to preserve rights against any other parties with respect to any Pledged Shares.

10.         Notices.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if personally served on the party to whom such communication is to be given, or on the third day after mailing if mailed to the party to whom such communication is to be given by first class mail, postage prepaid, and properly addressed as follows:

The Pledgor:

Yang H. Park
13954 Dellbrook Street
Corona, California, 92880
Fax: (714) 522-0253

The Pledgee:

Liveplex Co, Ltd.
A&GEM Building 5th Floor,
Shinsa-Dong, Gangnam-Gu
Seoul, Korea
Fax:  82-32-3446-4878
Attention:  Byung Jin Kim, President

with a copy to:

KL & Kim PC
3435 Wilshire Blvd., Suite 2600
Los Angeles, California 90010
Fax: (213) 382-3501
Attention: Hansin (Scott) Kim, Esq.

11.         Expenses.  The Pledgor will upon demand pay to the Pledgee the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, whether or not involving a case or proceeding before any federal or state court, that the Pledgee may incur in connection with (a) the administration of this Agreement, (b) the custody or preservation of, or the sale of, collection from or other realization upon, any of the Pledged Shares, (c) the exercise or enforcement of any of the rights of the Pledgee hereunder, or (d) the failure by the Pledgor to perform or observe any of the provisions hereof.

12.         Indemnification.  Neither the Pledgee, nor any director, officer, agent or employee of the Pledgee, shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct.  The Pledgor hereby agrees to indemnify and hold harmless the Pledgee and its officers, directors, employees, agents, representatives, successors and assigns from and against any and all liability incurred by any of them hereunder or in connection herewith, unless such liability shall be due to its or their own gross negligence or willful misconduct.

13.         Binding.  This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns and may be amended only by a written instrument signed by each of the parties hereto.

14.         Continuing Pledge.  The pledge made hereunder is of a continuing nature and applies to any and all obligations of the Pledgor owing to the Pledgee until the Return Date.

15.         Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and altogether but one instrument.

16.         Governing Law.  This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of California.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

"PLEDGOR"

By:
Name:
Title:

"PLEDGEE"

LivePlex, Co., Ltd.

By:
Name:
Title: